SunOpta Inc.
Annual Meeting of Shareholders

September 25, 2008

Final Report on Attendance

We confirm that there are 72 shareholders holding 31,492,032 shares of SunOpta Inc. represented in person or by proxy at this Meeting. This represents 49% of the 64,297,219 issued and outstanding shares.

DATED at Brampton this 25th day of September, 2008.

Broadridge

/s/ Jeri Trotter
Jeri Trotter
Scrutineer

/s/ Evelyn Ligias
Evelyn Ligias
Scrutineer

SUNOPTA INC.
Votes Summary as at	Monday, September 29, 2008	Meeting Date: 09/25/08
		Record Date: 08/15/08

Issued and Outstanding Shares:	64,214,373
Voted	49.00%

PROPOSAL
1) DIRECTOR	FOR			WITHHELD
STEVE BROMLEY	28,207,691		89.6%	3,262,468	10.4%
ROBERT FETHERSTONHAUGH	30,803,131		97.9%	667,028	2.1%
DOUGLAS GREENE	30,874,136		98.1%	596,023	1.9%
VICTOR HEPBURN	30,857,390		98.1%	612,769	1.9%
KATRINA HOUDE	26,806,957		85.2%	4,663,202	14.8%
CYRIL ING	30,721,037		97.6%	749,122	2.4%
JEREMY KENDALL	29,397,170		93.4%	2,072,989	6.6%
ALLAN ROUTH	27,371,214		87.0%	4,098,945	13.0%

	FOR	AGAINST	ABSTAINED
	97.5%	2.0%	0.4%
2) AUDITORS	30,767,717	641,952	133,470

DATED at Brampton this 25th day of September, 2008.

Broadridge

/s/ Jeri Trotter
Jeri Trotter
Scrutineer

/s/ Evelyn Ligias
Evelyn Ligias
Scrutineer